FOR MORE INFORMATION Jonathan Freedman 212.778.8913
For Immediate Release
NEW YORK — Jefferies Financial Group Inc. (NYSE: JEF)
March 25, 2026
Jefferies Announces First Quarter 2026 Financial Results

Q1 Financial Highlights

$ in thousands, except per share amounts	Quarter End
	1Q26	1Q25
Net earnings attributable to common shareholders	$155,700	$127,793
Diluted earnings per common share from continuing operations	$0.70	$0.57
Return on adjusted tangible shareholders' equity[1]	10.9%	8.0%
Total net revenues	$2,017,130	$1,593,019
Investment banking net revenues	$1,017,293	$700,692
Capital markets net revenues	$778,756	$698,284
Asset management net revenues	$220,262	$191,715
Pre-tax earnings from continuing operations	$212,216	$151,065
Book value per common share	$51.91	$49.48
Adjusted tangible book value per fully diluted share[3]	$34.24	$32.57
Quarterly Cash Dividend and Stock Buyback Activity
The Jefferies Board of Directors declared a quarterly cash dividend equal to $0.40 per Jefferies common share, payable on May 29, 2026 to record holders of Jefferies common shares on May 18, 2026.
Repurchased 3.0 million shares of common stock for $174 million, or an average price of $58.18 per share. Our Board of Directors has increased our share buyback authorization back to a total of $250 million.
Management Comments
"Our first quarter net revenues were $2.02 billion, net earnings attributable to common shareholders were $156 million, diluted earnings per common share from continuing operations were $0.70 and return on adjusted tangible shareholders' equity was 10.9%. Net earnings attributable to common shareholders for the current quarter reflects a $36 million, non-cash, after-tax write-down of goodwill associated with the announced sale of Tessellis (the final component of our original investment in Linkem which was divested in 2024). In addition, we have $17 million of losses related to Market Financial Solutions and First Brands after adjusting for compensation and taxes. Our direct exposure to First Brands is now zero.
"We delivered first quarter record net revenues from overall Investment Banking Advisory and Equity and Debt Underwriting revenues, as well as from Equities, with net revenues increasing 40% and 37%, respectively, versus the first quarter of 2025. These results underscore both the strength of our franchise and the durability of our strategy.
"We made progress in the further wind-down of our legacy merchant banking portfolio, with the announced sale of Tessellis. We expect this transaction to close in the first quarter of 2027. Going forward, our financial results will increasingly reflect our core business activities.
"Over the last six months, our businesses have been operating exceptionally well, in fact setting a best-ever record in first quarter net revenues in our largest two businesses, as mentioned above. Management is disappointed and takes full responsibility for the losses already recognized and that may be absorbed over time in respect of First Brands, all of which are manageable.
“Investment Banking net revenues were $1.02 billion, up 45% from the prior year quarter. Growth was driven by improved Advisory and Equity Underwriting net revenues on market share gains and a stronger overall market for our services, supported by robust activity across both corporate and sponsor clients, as well as improved performance at Jefferies Finance. Our investment banking business is diversified, global and well-positioned and our team is doing an excellent job helping clients navigate the current environment.
"Capital Markets net revenues were $779 million, up 12% from the prior year quarter. Equities net revenues increased 37%, driven by market share gains, higher global trading volumes, and continued strength across our equity options, corporate derivatives and global electronic trading businesses. Fixed Income net revenues were $220 million, despite the mark-to-market loss associated with Market Financial Solutions, reflecting a slower market environment compared to the prior year quarter but improved activity relative to recent quarters.
"Asset management fees and investment return revenues were $159 million, up 91% compared to the prior year quarter. Investment return increased significantly from the prior year quarter due to improved performance across fund strategies.

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"The world is challenging, but the acceleration in core business momentum that started in the second half of 2025 has continued through our first quarter of 2026 and into our second quarter. Our goal is to build upon this momentum throughout the rest of fiscal 2026 and beyond."
Richard Handler, CEO, and Brian Friedman, President

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Financial Summary (Unaudited)

$ in thousands	Three Months Ended
	February 28, 2026	November 30, 2025	February 28, 2025
Net revenues by source:
Advisory	$527,128	$634,203	$397,780
Equity underwriting	305,969	339,799	128,520
Debt underwriting	181,858	215,757	199,362
Other investment banking	2,338	(1,784)	(24,970)
Total Investment Banking	1,017,293	1,187,975	700,692
Equities	558,488	485,869	409,058
Fixed income	220,268	206,045	289,226
Total Capital Markets	778,756	691,914	698,284
Total Investment Banking and Capital Markets Net revenues[5]	1,796,049	1,879,889	1,398,976
Asset management fees and revenues[6]	69,910	15,602	88,630
Investment return	88,992	65,018	(5,634)
Allocated net interest[4]	(22,238)	(21,130)	(17,221)
Other investments, inclusive of net interest	83,598	127,508	125,940
Total Asset Management Net revenues	220,262	186,998	191,715
Other	819	1,966	2,328
Total Net revenues by source	$2,017,130	$2,068,853	$1,593,019

Non-interest expenses:
Compensation and benefits	$1,085,890	$1,080,779	$841,127
Compensation ratio[13]	53.8%	52.2%	52.8%
Non-compensation expenses	$719,024	$734,866	$600,827
Non-compensation ratio[13]	35.6%	35.5%	37.7%
Total Non-interest expenses	$1,804,914	$1,815,645	$1,441,954

Net earnings from continuing operations before income taxes	$212,216	$253,208	$151,065
Income tax expense	$52,870	$37,537	$14,216
Income tax rate	24.9%	14.8%	9.4%
Net earnings from continuing operations	$159,346	$215,671	$136,849
Net losses from discontinued operations, net of income taxes	—	(4,374)	—
Net losses attributable to noncontrolling interests	(15,858)	(3,738)	(6,983)
Preferred stock dividends	19,504	24,145	16,039
Net earnings attributable to common shareholders	$155,700	$190,890	$127,793

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Highlights

Three Months Ended February 28, 2026 Versus February 28, 2025
•Net earnings attributable to common shareholders of $156 million, or $0.70 per diluted common share from continuing operations.
•Return on adjusted tangible shareholders' equity from continuing operations[1] of 10.9%.
•Repurchased 3.0 million shares of common stock for $174 million, at an average price of $58.18 per share, including 2.5 million shares of common stock in the open market for $144 million under our current Board of Directors authorization and 0.5 million shares of common stock for $30 million in connection with net-share settlements related to our equity compensation plans.
•We had 204.4 million common shares outstanding and 255.5 million common shares outstanding on a fully diluted basis[2] at February 28, 2026. Our book value per common share was $51.91 and adjusted tangible book value per fully diluted share[3] was $34.24.
•Effective tax rate from continuing operations of 24.9% compared to 9.4% for the prior year quarter. The fluctuation in rate was primarily driven by the resolution of certain state and local tax matters which occurred during the first quarter of 2025.

Investment Banking and Capital Markets
•Investment Banking net revenues from combined Advisory, Equity underwriting and Debt underwriting totaled $1.01 billion, our best first quarter ever and 40% higher than the prior year first quarter.
•Advisory net revenues of $527 million were 33% higher than the prior year quarter, driven by increased deal volumes across several sectors.
•Underwriting net revenues of $488 million were 49% higher than the prior year quarter, primarily driven by market share gains and increased activity in Equity underwriting across most sectors. Debt underwriting remained solid but decreased compared to the prior year quarter due to lower deal values.
•Capital Markets net revenues of $779 million were 12% higher compared to the prior year quarter.
•Equities net revenues increased 37%, marking our strongest first quarter on record, due to market share gains and higher global trading volumes driving stronger results, particularly within our equity options, corporate derivatives, and global electronic trading businesses. Additionally, our prime services, Europe and U.S. equity cash businesses, also delivered strong results.
•Fixed Income net revenues decreased from the prior year quarter. Strong performance in our municipal securities and emerging markets businesses was more than offset by lower results from our securitized products business. Additionally, current quarter results include a mark-to-market loss associated with Market Financial Solutions.

Asset Management
•Asset Management fees and revenues and investment return of $159 million were meaningfully higher than the prior year quarter. Results for the current quarter includes a final $10 million pre-tax loss that fully writes-off our direct exposure to First Brands.
•Asset management fees and revenues decreased from the prior year quarter, as a result of higher performance fees from funds and accounts managed by our strategic partners, offset by lower performance fees largely associated with Point Bonita.
•Investment return increased significantly from the prior year quarter due to improved performance across several fund strategies, particularly those with a long equity bias.

Non-interest Expenses
•Compensation and benefits expense as a percentage of Net revenues was 53.8%, compared to 52.8% for the prior year quarter.
•Non-compensation expenses were higher primarily due to increased brokerage and clearing fees associated with increased equities trading volumes, and increased technology and communication expenses, as well as a write-down associated with Tessellis. Non-compensation expenses as a percentage of Net revenues decreased to 35.6%, compared to 37.7% for the prior year quarter.

* * * *
Amounts herein pertaining to February 28, 2026 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission (“SEC”). More information on our results of operations for the three months ended February 28, 2026 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC, which we expect to file on or about April 7, 2026.
This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current views and include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” "would," or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements may also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC. We undertake no obligation to update or revise any such forward-looking statement to reflect subsequent circumstances.
Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

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Consolidated Statements of Earnings (Unaudited)

$ in thousands, except per share amounts	Three Months Ended February 28,
	2026	2025
Revenues
Investment banking	$1,018,284	$729,510
Principal transactions	487,498	407,230
Commissions and other fees	367,604	288,300
Asset management fees and revenues	67,362	85,408
Interest	813,119	845,171
Other	117,398	117,245
Total revenues	2,871,265	2,472,864
Interest expense	854,135	879,845
Net revenues	2,017,130	1,593,019
Non-interest expenses
Compensation and benefits	1,085,890	841,127
Brokerage and clearing fees	133,132	109,436
Underwriting costs	31,383	17,846
Technology and communications	159,858	139,475
Occupancy and equipment rental	33,860	30,199
Business development	75,422	72,291
Professional services	76,944	72,466
Depreciation and amortization	56,865	30,988
Cost of sales	29,920	41,568
Other expenses	121,640	86,558
Total non-interest expenses	1,804,914	1,441,954
Earnings before income taxes	212,216	151,065
Income tax expense	52,870	14,216
Net earnings	159,346	136,849
Net losses attributable to noncontrolling interests	(15,858)	(6,983)
Preferred stock dividends	19,504	16,039
Net earnings attributable to common shareholders	$155,700	$127,793

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Financial Data and Metrics (Unaudited)

	Three Months Ended
	February 28, 2026	November 30, 2025	February 28, 2025
Other Data:
Number of trading days	61	63	61
Number of trading loss days[7]	1	3	4
Average VaR (in millions)[8]	$9.78	$9.50	$13.13

In millions, except other data	February 28, 2026	November 30, 2025	February 28, 2025
Financial position:
Total assets	$74,380	$76,012	$70,219
Cash and cash equivalents	11,963	14,044	11,176
Financial instruments owned	28,079	27,723	26,087
Level 3 financial instruments owned[9]	849	738	781
Goodwill and intangible assets, net[14]	1,979	2,040	2,038
Total equity	10,662	10,642	10,268
Total shareholders' equity	10,611	10,575	10,204
Tangible shareholders' equity[10]	8,632	8,535	8,166
Other data and financial ratios:
Leverage ratio[11]	7.0	7.1	6.8
Tangible gross leverage ratio[12]	8.4	8.7	8.3
Number of employees at period end	7,596	7,787	7,701
Number of employees excluding Tessellis and Stratos at period end	6,221	6,194	5,994

Components of Numerators and Denominators for Earnings Per Common Share

$ in thousands, except per share amounts	Three Months Ended February 28,
	2026	2025
Numerator for earnings per common share:
Net earnings	$159,346	$136,849
Less: Net losses attributable to noncontrolling interests	(15,858)	(6,983)
Allocation of earnings to participating securities	(19,504)	(16,039)
Net earnings attributable to common shareholders for basic earnings per share	$155,700	$127,793
Net earnings attributable to common shareholders for diluted earnings per share	$155,700	$127,793

Denominator for earnings per common share:
Weighted average common shares outstanding	206,093	206,046
Weighted average shares of restricted stock outstanding with future service required	(2,147)	(2,200)
Weighted average restricted stock units outstanding with no future service required	11,761	10,690
Weighted average basic common shares	215,707	214,536
Stock options and other share-based awards	5,152	5,287
Senior executive compensation plan restricted stock unit awards	2,411	2,625
Weighted average diluted common shares	223,270	222,448

Earnings per common share:
Basic	$0.72	$0.60
Diluted	$0.70	$0.57

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Non-GAAP Reconciliations
The following tables reconcile our non-GAAP financial measures to their respective U.S. GAAP financial measures. Management believes such non-GAAP financial measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.
Return on Adjusted Tangible Equity Reconciliation

$ in thousands	Three Months Ended February 28,
	2026	2025
Net earnings attributable to common shareholders (GAAP)	$155,700	$127,791
Intangible amortization and impairment expense, net of tax[15]	42,433	7,073
Adjusted net earnings to common shareholders (non-GAAP)	198,133	134,864
Preferred stock dividends	19,504	16,039
Adjusted net earnings to total shareholders (non-GAAP)	$217,637	$150,903

Adjusted net earnings to total shareholders (non-GAAP)[1]	$870,548	$603,612

	November 30,
	2025	2024
Shareholders' equity (GAAP)	$10,574,696	$10,156,772
Less: Goodwill and intangible assets, net	(2,040,147)	(2,054,310)
Less: Deferred tax asset, net	(459,052)	(497,590)
Less: Weighted average impact of dividends and share repurchases	(106,532)	(94,936)
Adjusted tangible shareholders' equity (non-GAAP)	$7,968,965	$7,509,936

Return on adjusted tangible shareholders' equity (non-GAAP)[1]	10.9%	8.0%

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Adjusted Tangible Book Value and Fully Diluted Shares Outstanding Reconciliation
Reconciliation of book value (shareholders' equity) to adjusted tangible book value and common shares outstanding to fully diluted shares outstanding:

$ in thousands, except per share amounts	February 28, 2026	February 28, 2025
Book value (GAAP)	$10,610,845	$10,204,228
Stock options(1)	114,939	114,939
Goodwill and intangible assets, net(2)	(1,978,652)	(2,037,906)
Adjusted tangible book value (non-GAAP)	$8,747,132	$8,281,261

Common shares outstanding (GAAP)	204,423	206,250
Preferred shares	27,563	27,563
Restricted stock units ("RSUs")	16,746	13,950
Stock options(1)	5,065	5,065
Other	1,671	1,459
Adjusted fully diluted shares outstanding (non-GAAP)(3)	255,468	254,287

Book value per common share outstanding	$51.91	$49.48
Adjusted tangible book value per fully diluted share outstanding (non-GAAP)	$34.24	$32.57

(1)
Stock options added to book value are equal to the total number of stock options outstanding as of February 28, 2026 and 2025 of 5.1 million multiplied by the exercise price of $22.69 on February 28, 2026 and 2025.

(2)	Includes goodwill and intangible assets related to Tessellis which were reclassified to assets held for sale during the first quarter of 2026.
(3)
Fully diluted shares outstanding include vested and unvested RSUs as well as the target number of RSUs issuable under the senior executive compensation plans until the performance period is complete. Fully diluted shares outstanding also include all stock options and the impact of convertible preferred shares if-converted to common shares.

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Notes
1.Return on adjusted tangible shareholders' equity represents a non-GAAP financial measure and is based on full year or annualized amounts. Refer to schedule on page 7 for a reconciliation to U.S. GAAP amounts.
2.Shares outstanding on a fully diluted basis (a non-GAAP financial measure) is defined as common shares outstanding plus preferred shares, restricted stock units, stock options and other shares. Refer to schedule on page 8 for a reconciliation to U.S. GAAP amounts.
3.Adjusted tangible book value per fully diluted share (a non-GAAP financial measure) is defined as adjusted tangible book value (a non-GAAP financial measure) divided by shares outstanding on a fully diluted basis (a non-GAAP financial measure). Refer to schedule on page 8 for a reconciliation to U.S. GAAP amounts.
4.Allocated net interest represents an allocation to Asset Management of certain of our long-term debt interest expense, net of interest income on our Cash and cash equivalents and other sources of liquidity. Allocated net interest has been disaggregated to increase transparency and to present direct Asset Management revenues. We believe that aggregating Allocated net interest would obscure the revenue results by including an amount that is unique to our credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods.
5.Allocated net interest is not separately disaggregated for Investment Banking and Capital Markets. This presentation is aligned to our Investment Banking and Capital Markets internal performance measurement.
6.Asset management fees and revenues include management and performance fees from funds and accounts managed by us, revenue from strategic affiliated asset managers where we are entitled to portions their operating revenues and income based on our ownership interests in the affiliates.
7.Number of trading loss days is calculated based on trading activities in our Investment Banking and Capital Markets and Asset Management business segments, excluding certain Other investments.
8.VaR estimates the potential loss in value of trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7A "Quantitative and Qualitative Disclosures About Market Risk" in our Annual Report on Form 10-K for the year ended November 30, 2025.
9.Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.
10.Tangible shareholders' equity (a non-GAAP financial measure) is defined as shareholders' equity less Intangible assets and goodwill. We believe that tangible shareholders' equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible shareholders' equity, making these ratios meaningful for investors.
11.Leverage ratio equals total assets divided by total equity.
12.Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and intangible assets divided by tangible shareholders' equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.
13.Compensation ratio equals total compensation expense divided by total net revenues. Non-compensation ratio equals total non-compensation expense divided by total net revenues.
14.Includes goodwill and intangible assets related to Tessellis which were reclassified to assets held for sale during the first quarter of 2026.
15.Includes a $35.5 million after-tax write-down of goodwill associated with Tessellis.

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